EXHIBIT 21.1 - FORM F-1 REGISTRATION STATEMENT

ADURO CLEAN TECHNOLOGIES INC.

List of Subsidiaries:

Entity	Jurisdiction	Percentage of ownership
Subsidiaries
Aduro Energy Inc.	Canada (Federal)	100%
Aduro Energy Technologies Europe B.V.	Netherlands	100%